Healthtrac, Inc.
Financial Statements
For the years ended January 31, 2001 and 2000

Contents
Independent Auditors' Report
Financial Statements
Balance Sheets
Statements of Operations
Statements of Changes in Stockholders' Deficit
Statements of Cash Flows
Summary of Significant Accounting Policies
Notes to the Financial Statements
Independent Auditors' Report
To the Stockholders of
Healthtrac, Inc.

We have audited the Balance Sheets of Healthtrac, Inc. as at January 31, 2001 and 2000 and the Statements of Operations, Changes in Stockholders' Deficit and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant losses from operations, has a significant working capital deficiency and has defaulted on a note payable. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO DUNWOODY LLP
Chartered Accountants
Vancouver, Canada
June 5, 2001
Healthtrac, Inc.
Balance Sheets
January 31	2001	2000
Assets
Current
Cash	$52,178	$37,192
Accounts receivable, less allowance for doubtful
accounts of $33,269 (2000 - $11,294) (Note 3(b))	286,794	729,497
Inventories	70,895	72,380
Prepaid expenses and deposits	137,911	25,509
	547,778	864,578
Fixed assets (Note 2)	58,830	275,086
	$606,608	$1,139,664
Liabilities and Stockholders' Deficit
Liabilities
Current
Accounts payable	$528,162	$714,080
Accrued expenses	93,592	118,804
Unearned revenue	610,371	1,435,727
Current portion of long-term obligations (Note 3)	841,168	750,576
	2,073,293	3,019,187
Long-term obligations (Note 3)	20,261	696,072
	2,093,554	3,715,259
Stockholders' deficit
Share capital (Note 5)	5,186,256	2,466,903
Additional paid-in capital	94,588	94,508
Accumulated deficit	(6,767,790)	(5,137,006)
	(1,486,946)	(2,575,595)
	$606,608	$1,139,664
The accompanying summary of significant account policies and notes are an integral part of these financial statements
Healthtrac, Inc.
Statements of Operations

For the years ended January 31	2001	2000
Revenue
Health evaluation services	$3,435,874	$1,922,761
Publications and written materials	696,448	1,221,297
	4,132,322	3,144,058
Cost of revenue
Health evaluation services	1,362,673	1,285,063
Publications and written materials	364,601	1,099,869
	1,727,274	2,384,932
Gross profit	2,405,048	759,126
Depreciation	109,886	157,372
Research and development expenses	989,555	1,392,463
Selling, general and administrative expenses	2,656,943	2,641,624
	3,756,384	4,191,459
Loss from operations	(1,351,336)	(3,432,333)
Other income (expenses)
Loss on disposal of equipment	(199,671)	-
Interest	(163,203)	(86,658)
Rent	48,728	69,706
Miscellaneous	35,498	26,860
	(278,648)	9,908
Loss before income taxes	(1,629,984)	(3,422,425)
Income taxes - current (Note 8)	800	800
Net loss for the year	$(1,630,784)	$(3,423,225)
The accompanying summary of significant accounting policies and notes are an integral part of these financial statements
Healthtrac, Inc.
Statements of Changes in Stockholders' Deficit

					Preferred Stock				Total	Additional	Total
	Common Stock		Series A			Series B		Series C	Share	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Capital	Deficit	Deficit
Balance, February 1, 1999	400	$ 1,000	-	$ -	-	$ -	-	$ -	$ 1,000	$ -	$(1,713,781)	$(1,712,781)
10,000 : 1 Stock Split	3,999,600	-	-	-	-	-	-	-	-	-	-	-
Convert common stock to preferred stock (Note 5 (b))	(1,270,000)	(317)	1,000,000	250	270,000	67	-	-	-	-	-	-
Issuance of common stock as settlement for amounts payable(Note 5(d))	469,907	605,903	-	-	-	-	-	-	605,903	-	-	605,903
Issuance of preferred stock on exercise of stock options (Note 6)	-	-	-	-	-	-	118,587	160,000	160,000	-	-	160,000
Issuance of preferred stock for cash and amounts payable (Note 5(c))	-	-	1,455,000	1,700,000	-	-	-	-	1,700,000	-	-	1,700,000
Stock option compensation (Note 6)	-	-	-	-	-	-	-	-	-	94,508	-	94,508
Net loss for the year	-	-	-	-	-	-	-	-	-	-	(3,423,225)	(3,423,225)
Balance, January 31, 2000	3,199,907	606,586	2,455,000	1,700,250	270,000	67	118,587	160,000	2,466,903	94,508	(5,137,006)	(2,575,595)
Issuance of common stock for:
Cash	523,333	350,000	-	-	-	-	-	-	350,000	-	-	350,000
Amounts payable (Note 5(d))	3,438,762	2,369,433	-	-	-	-	-	-	2,369,433	-	-	2,369,433
Redemption and cancellation of common stock (Note 5(e))	(320,000)	(80)	-	-	-	-	-	-	(80)	80	-	-
Net loss for the year	-	-	-	-	-	-	-	-	-	-	(1,630,784)	(1,630,784)
Balance, January 31, 2001	6,842,002	$3,325,939	2,455,000	$1,700,250	270,000	$67	118,587	$160,000	$5,186,256	$94,588	$(6,767,790)	$(1,486,946)
The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Healthtrac, Inc.
Statements of Operations
For the years ended January 31	2001	2000
Cash provided by (used in)
Operating activities
Net loss for the year	$(1,630,784)	$(3,423,225)
Adjustments to reconcile net loss for the year
to net cash provided by operating activities
Depreciation and amortization	109,886	157,372
Loss on disposal of equipment	199,671	-
Issuance of share capital for expenses	1,711,926	950,000
Stock option compensation	-	94,508
Write down of inventories	25,871	215,418
(Increase) decrease in assets
Accounts receivable	442,703	(176,769)
Inventories	(24,386)	(51,203)
Prepaid expenses and deposits	(112,402)	9,744
Increase (decrease) in liabilities
Accounts payable	(26,355)	1,434,041
Accrued expenses	(25,212)	(95,719)
Unearned revenue	(327,411)	928,059
	343,507	42,226
Investing activities
Acquisition of fixed assets	(75,893)	(87,521)
Other assets	-	18,385
	(75,893)	(69,136)
Financing activities
Payment of note payable and accrued interest	-	(1,583,230)
Increase (decrease) on long-term obligations	(602,628)	513,232
Bank overdraft	-	(8,284)
Issuance of shares	350,000	1,160,000
Other liabilities	-	(17,616)
	(252,628)	64,102
Increase in cash during the year	14,986	37,192
Cash, beginning of year	37,192	-
Cash, end of year	$52,178	$37,192
Supplemental cash flow information:
Interest paid	$115,559	$81,777
The following transactions which did not result in cash flows have been excluded from investing and financing activities:
Issuance of common stock for amounts payable and current
expenses	$2,369,433	$1,305,903
Fixed asset additions financed through capital lease	$17,409	$-
Stock option compensation	$-	$94,508
Conversion of trade payables and long-term
obligations to note payable	$-	$1,272,097
The accompanying summary of significant account policies and notes are an integral part of these financial statements
Healthtrac, Inc.
Summary of Significant Accounting Policies
January 31, 2001 and 2000
Basis of Presentation	These financial statements are expressed in US dollars and have been prepared in conformity with US generally accepted accounting principles.
Inventories	Inventories, consisting of various publications and written materials, are stated at the lower of cost and net realizable value, where cost is determined on a first-in, first-out basis.
Property and Equipment	Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, as follows:
	Office furniture and fixtures	- 20%
	Computer equipment	- 33%
Leasehold improvements are amortized over the related lease terms which approximates their estimated useful life.
Software Development Costs

In accordance with SFAS No. 86 "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" software development costs (consisting of costs incurred directly in the development of software) are expensed as incurred until technological feasibility in the form of a working model has been established. As at January 31, 2001 and 2000, development of enhanced software to that currently in use was in progress and technological feasibility had not been established. Accordingly, all software development costs have been charged to the Statements of Operations.

Valuation of Long-Lived Assets

On a quarterly basis, the Company evaluates the future recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted future cash flows attributable to such assets or the business to which such assets relate. No impairment was required to be recognized during the periods presented in these financial statements.

Healthtrac, Inc.
Summary of Significant Accounting Policies
January 31, 2001 and 2000
Income Taxes

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Revenue Recognition

Service revenues for the evaluation of health assessment questionnaires and the development and monitoring of health education plans are deferred and amortized over the estimated service period based on historical experience of proportional costs incurred by the Company to perform such services.

Sales of publications and written materials are recognized upon shipment, at which time title is transferred to the customer.

Royalty revenue from licensing of the Company's software (Note 10(a)) is recognized in accordance with the provisions of SOP 97-2 "Software Revenue Recognition", which has been amended by SOP 98-4 and SOP 98-9. Royalty revenue is recognized upon the completion and assessment of questionnaires returned to the licensee.

Stock Based Compensation

The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock option plans. Under APB 25, compensation expense is recognized for stock options granted to employees at prices below the market value of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The value of stock options granted to consultants is recognized in these financial statements as compensation expense using the Black-Scholes option pricing model.

Healthtrac, Inc.
Summary of Significant Accounting Policies
January 31, 2001 and 2000
Advertising

The Company follows the provisions of Statement of Position 93-7 in accounting for costs of advertising. Advertising costs are charged to expense as incurred. For the year ended January 31, 2001, advertising expenses totalled $4,336 (2000 - $6,005).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates. Significant estimates were required in determining carrying values for: accounts receivable, inventory, fixed assets, certain accruals and estimates of deferred revenue.

Financial Instruments

Financial instruments include cash, accounts receivable, accounts payable, accrued expenses and long-term obligations. Except as otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term or demand nature of these financial instruments.

Comprehensive Loss

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. The Company had no comprehensive income items, other than net loss, to report for the periods presented in these financial statements.

New Accounting Pronouncement

In June 1998, The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk or (ii) the earning effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, adoption of the new standard on February 1, 2001 did not affect the Company's financial statements.

Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
1.	Nature of Business and Ability to Continue as a Going Concern

Healthtrac, Inc. ("the Company"), which was incorporated in the state of California in 1984, operates a computer-based health assessment and management software database program facilitated through a series of health assessment questionnaires completed by customers in the United States ("the Healthtrac Program"). The Healthtrac Program also includes disease-specific risk assessment and health education plans tailored to the participants based on the results of their health evaluation. The Company's objectives are to improve participants' health status and reduce health risks by promoting self-efficacy and instilling self-care and self-management skills while reducing overall medical costs by reducing the need and demand for medical services.

While the financial statements have been prepared on the basis of accounting principles applicable to a going concern, the occurrence of significant losses in recent years, the deterioration in the Company's working capital, the dependency upon two significant stockholders, Queensland Teachers Union Health Fund Limited ("QTUH") and Blue Cross Blue Shield of Michigan ("BCBSM"), and certain directors and the default on the note payable (Note 3(a)) raise substantial doubt about the validity of this assumption. These financial statements do not include any adjustments that might arise from this uncertainty. If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported net loss and the balance sheet classifications used.

The Company has signed a letter of intent in May 2001 with Virtualsellers.com, Inc. a Canadian company whose stock is quoted on the NASD OTC:BB, which would result in the Company becoming a wholly-owned subsidiary of Virtualsellers.com, Inc.

The Company's continued existence as a going concern is dependent upon its ability to continue to obtain adequate financing arrangements and to achieve and maintain profitable operations. Management's plans in this regard are to concentrate on customer retention and obtain sufficient equity or debt financing to enable the Company to satisfy its creditors and continue its efforts towards the development of new software programs to provide better health program analysis. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate sufficient funds for operations.

Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
2.	Fixed Assets
2001	2000
Accumulated	Net Book	Accumulated	Net Book
Cost	Depreciation	Value	Cost	Depreciation	Value
Office furniture
and fixtures	$51,164	$46,920	$4,244	$348,895	$292,850	$56,045
Computer
equipment	263,608	234,340	29,268	548,148	330,023	218,125
Leasehold
improvements	31,647	6,329	25,318	4,786	3,870	916
$346,419	$287,589	$58,830	$901,829	$626,743	$275,086
Assets under capital lease at January 31, 2001 included a cost of $49,463 (2000 - $32,054). Accumulated amortization of these leased assets at January 31, 2001 amounted to $22,921 (2000 - $19,187).
3.	Long-Term Obligations
2001	2000
Note payable in monthly instalments of $18,232
plus interest at 6% (a)	$802,211	$911,603
Bank loan payable bears interest at 18% per annum (b)	24,138	516,390
Capital leases repayable in blended monthly instalments of
$1,634 including interest at rates from 10.5% to 29.65% (c)	35,080	18,655
861,429	1,446,648
Less current portion	841,168	750,576
$20,261	$696,072
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
3.			Long-Term Obligations - Continued
Future principal payments required for the years ended January 31 are as follows:
Year	Amount
2002	$841,168
2003			16,335
2004			3,926
	$861,429
Included above is the principal portion of minimum annual capital lease payments as follows:
Year ended January 31	Payment	Interest	Principal
2002	$19,612	$4,794	$14,818
2003	18,261	1,926	16,335
2004	4,050	123	3,927
	$41,923	$6,843	$35,080
(a)

During the year ended January 31, 2000 the Company converted $954,518 of trade accounts payable and $317,579 of a prior year long-term debt obligation to a particular vendor into a note payable. The note bears interest at 6%, is payable through March 1, 2004, and is collateralized by substantially all the assets of the Company. As at January 31, 2001, the Company was $132,092 in arrears with respect to payments on the note payable. Accordingly, the remaining balance of the note payable is classified as a current liability.

(b)

In January 1999, the Company entered into a receivable financing agreement with Pacific Business Funding Corporation ("PBFC"), a division of Cupertino National Bank. Under this agreement, PBFC will advance the Company 80% of the face value of the accounts receivable delivered to them to a maximum of $750,000. The remaining 20% is retained by PBFC as a reserve. The advances bear interest at 18% per annum and are collateralized by an assignment of the accounts, a security interest in all assets of the Company and PBFC has full recourse against the Company for any deficiency in the event that advances exceed all assets. PBFC will also have the right to charge back to the Company any accounts which remain unpaid 90 days after the invoice date. Subsequent to January 31, 2001, $15,221 was charged back to the Company which has subsequently been collected.

(c)			During the year ended January 31, 2001, the Company entered into two capital leases for office and computer equipment for terms of 3 years. Interest is charged at rates from 10.5% to 29.65%.
4.			Major Customers

Two customers accounted for 40% of total sales during the year ended January 31, 2001 and for 14% of total accounts receivable as of January 31, 2001. Three customers accounted for 53% of total sales during the year ended January 31, 2000 and for 48% of total accounts receivable as of January 31, 2000.

Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
5.			Share Capital
(a)

In May 1999, the Company completed a recapitalization and equity restructuring. As part of the recapitalization, all of the Company's 400 issued shares of common stock with no par value were split at a rate of 10,000 to 1. The authorized shares of the Company were increased to 50,000,000 shares, of which 40,000,000 are designated as no par value common stock and 10,000,000 designated as preferred stock. 3,245,000 shares of authorized preferred stock has been designated into various series as follows:

	Series of Preferred stock		Number of shares designated
	Convertible Series A no par value (i)		2,500,000
	Convertible Series B no par value (ii)		270,000
	Convertible Series C no par value (ii)		475,000
(i)

Each share of Series A preferred stock is convertible, subject to adjustment, at the option of the holder without payment of any additional consideration, into such number of fully paid and non-assessable common shares equal to the sum of: (1) the number determined by multiplying the number of shares of common stock issued pursuant to the exercise of options under the Company's 1999 Incentive Stock Plan times 0.45, and (2) the number determined by dividing $1.17 by the Series A conversion price as defined in the Second Amendment to the Articles of Incorporation. At the time of issuance, the Series A preferred stock was convertible on a 1:1 basis.

(ii)

Each share of Series B and Series C preferred stock is convertible at the option of the holder into one share of common stock on a 1:1 basis subject to adjustment to reflect subsequent stock dividends, stock splits, or recapitalizations.

Dividends on shares of preferred stock are non cumulative and paid at the discretion of the Board of Directors ("the Board"). Holders of shares of preferred stock are entitled to the same amount of dividends as common stockholders when declared by the Board. No interest is accrued on any unpaid dividends.

Each share of preferred stock entitles the holder to a number of votes equal to the number of shares of common stock into which such shares could be converted.

During the years ended January 31, 2001 and 2000, share capital transactions included those set out below. Shares were issued during the period to QTUH, BCBSM and certain directors who are all related parties. Therefore, for the purposes of assigning a value to the shares issued on settlement of amounts payable to these parties, no gain or loss on extinguishment of debt was recognized. Values assigned to the share capital were based on the net book value of the amounts payable.

(b)

Immediately after the 2000 stock split, BCBSM exchanged one million shares of common stock into the same number of shares of Series A preferred stock. Seven other individual stockholders exchanged a total of 270,000 shares of common stock for the same number of shares of Series B preferred stock.

(c)			During the year ended January 31, 2000, 1,455,000 shares of Series A preferred stock were issued to BCBSM in consideration for cash of $1,000,000 and the settlement of $700,000 in amounts payable.
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
5.	Share Capital - Continued
	(d)	During the year ended January 31, 2000, the Company issued 469,907 shares of common stock as settlement of amounts payable in respect of current and historical expenses of $655,903.
During the year ended January 31, 2001, the Company issued 3,438,762 shares of common stock as settlement of amounts payable in respect of current and historical expenses of $2,369,433.

Subsequent to January 31, 2001, the Company issued 78,347 shares of common stock at $0.75 per share in exchange for consulting services. The Company also issued 1,383,927 shares at $0.50 per share to QTUH in exchange for an aggregate amount of $691,963 of capital investment and operating expenses as well as 533,973 common shares at $0.50 per share to BCBSM for management and program services.

	(e)	During the year ended January 31, 2001, the Company redeemed and cancelled 320,000 shares of common stock from a director for no consideration
6.	Stock Options
(a)

The Stockholders approved the 1999 Incentive Stock Option Plan ("the Plan") for directors, officers and employees. The maximum number of common shares to be issued under the Plan initially was 1,000,000 shares of common stock, provided that the Company cannot have at any given time more than 20% of its issued shares under option. Under the Plan, stock options are granted at the discretion of the Board of Directors. Options granted must be exercised no later than ten years (five years in the case of an incentive stock option granted to a holder of 10% of the Company's common stock) after the date of the grant or such lesser periods as regulations require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 20% per year such that they are fully vested on the date which is no later than 5 years after the date of grant. For incentive options, the exercise price shall not be less than the fair market value of the Company's common stock on the grant date. For non-statutory options, the exercise price shall not be less than 85% of the fair market value of the Company's common stock on the grant date. (In the case of options granted to a holder of more than 10% of the Company's common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.)

The following table summarizes the number of common share options granted and the weighted average exercise prices thereof:
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
6.			Stock Options - Continued
		Number of	Weighted
		common	Average	Weighted
		share	Exercise	Average
		options	Price	Fair Value
	Outstanding at February 1, 1999	-	$-
	Granted	655,950	1.27	$0.19
	Outstanding at January 31, 2000	655,950	1.27
	Granted	305,000	0.86	$0.14
	Cancelled/expired	(565,950)	1.26
	Outstanding at January 31, 2001	395,000	$1.32
	Exercisable at January 31, 2001	39,000	$1.27
	Exercisable at January 31, 2000	170,286	$1.25
Common share options outstanding and exercisable on January 31, 2001 were as follows:
	Outstanding		Exercisable
Exercise Price	Number	Expiry	Number
$0.75	250,000 *	None	-
$1.25	50,000	May 2009	30,000
$1.35	95,000	January - July 2010	9,000
	395,000		39,000

* A director assigned consulting fees and certain royalties which he is owed to the Company to be used as proceeds to exercise stock options. Common share options granted to a consultant outside of the Stock Option Plan with an exercise price of $0.75 per share and no expiry date are exercisable upon the Company receiving proceeds from the assigned revenue stream. As at January 31, 2001, the Company has not received any proceeds from the assigned revenue stream and hence no options were exercisable.

	Subsequent to January 31, 2001, 80,000 common share options (50,000 with an exercise price of $1.25 and 30,000 with an exercise price of $1.35) were cancelled as a result of employee terminations.
(b)

In June 1999, the Company entered into a stock option agreement with QTUH to grant QTUH immediately exercisable options to purchase 473,348 shares of Series C preferred stock of the Company. Each option entitles the holder to purchase one share of Series C preferred stock at $1.35 per share. QTUH exercised 118,587 of the stock options for $160,000 immediately. As at January 31, 2001, the remaining 354,761 options are still outstanding with no expiry date.

Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
	6.	Stock Options - Continued
	(c)

The Company follows FASB Statement 123, "Accounting for Stock-Based Compensation", which requires compensation expense associated with stock options granted to non-employees to be valued based on the fair value of the stock options, where such fair value was estimated using the Black-Scholes option pricing model. The fair value per option was estimated at the date of grant using the following assumptions: a risk free interest rate of 5.79% (2000 - 5.33%), no volatility, no dividend yield and an expected life of 36 (2000 -36) months. Compensation expense in 2001 of $Nil (2000 - $94,508) has been recognized in the Statement of Operations as consulting fees.

Stock option compensation for options granted to employees is calculated using the intrinsic value method prescribed under APB 25 whereby compensation expense is recognized for options granted at prices below the estimated fair value of the underlying common stock on the grant date. No compensation expense was recognized for options granted to employees during the years ended January 31, 2001 and 2000. If the Company had elected to recognize compensation expense using the fair value method prescribed in FASB No. 123 using the Black Scholes option-pricing model, the net loss would have been decreased by $16,158 (increased in 2000 by $61,145). The fair value of these options were estimated at the date of grant using the following assumptions: a risk free interest rate of 6.28% to 6.77% (2000 - 5.33% to 6.49%), no volatility, no dividend yield and an expected life of 36 (2000 - 36) months.

	7.	Related Party Transactions
	Transactions with shareholders and directors not disclosed elsewhere in these financial statements include:
		2001	2000
a)	Consulting services provided by a director and QTUH	$92,180	$52,800
	Royalty income from QTUH	$17,855	$24,609
	Sales to QTUH and BCBSM	$183,253	$89,046
	Interest expense to a director	$-	$10,105
		The above-noted transactions were recorded at exchange value, being the amounts agreed upon by the related parties.
	b)	As at January 31, 2001, $87,305 (2000 - $65,024) in accounts payable and $2,857 (2000 - $87,794) in accounts receivable were due to/from certain directors, QTUH and BCBSM.
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
8.	Income Taxes
	Significant components of the Company's net deferred tax assets at January 31 consist of:
		2001	2000
	Net operating loss carryforwards	$1,910,000	$1,454,000
	Equipment	103,000	48,000
	Research and development	463,000	374,000
	Inventories	83,000	82,000
	Accruals deductible in different periods	(3,000)	13,000
		2,556,000	1,971,000
	Valuation allowance	(2,556,000)	(1,971,000)
	Net deferred tax assets	$-	$-
	The provision (benefit) for income taxes differs from the amount estimated using the federal statutory income tax rate as follows:
		2001	2000
	Benefit at federal statutory rate of 34%	$(554,000)	$(1,164,000)
	State income taxes, net of federal benefit	(78,472)	(165,472)
	Permanent differences	48,272	35,272
	Increase in valuation allowance	585,000	1,295,000
		$800	$800

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Due to uncertainty surrounding the realization of the tax benefits in future years, no income tax benefit has been recorded in 2001 and 2000 and the Company has fully reserved its net deferred tax assets as of January 31, 2001 and 2000.

Current federal and California tax law includes provisions limiting the annual use of net operating loss carryforwards in the event of certain defined changes in stock ownership. Accordingly, the annual use of the Company's net operating loss carryforwards may be limited according to these provisions. Management has not yet determined the extent of such limitation.

	At January 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $5,000,000, expiring in various years beginning in 2002 through 2021.
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
9.	Employee Benefit Plan

The Company has established a 401(k) tax-deferred savings plan which permits participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. The Company may, at its discretion, make matching contributions to the plan and is responsible for administrative costs of the plan. The Company made no contributions to the plan in fiscal 2001 and 2000.

10.	Contingencies and Commitments
(a)

On May 7, 1999, the Company entered into a licensing agreement with QTUH for a term of 20 years expiring on April 30, 2019 to grant QTUH a licence to use the Healthtrac Program in exchange for a monthly royalty calculated as $1.00 per questionnaire prepared in each calendar year. QTUH is also required to pay annual maintenance fees of $16,000 to the Company. Under the agreement, the maintenance fees for the 1999 calendar year were waived. In 1999, QTUH paid the Company $550,000 in advance royalties. In November 2000, both parties agreed to suspend QTUH's royalty payment to the Company for the next five years expiring on December 31, 2006 in exchange for their continued support and contributions to the Company. In January 2001, as part of the settlement of various amounts payable (Note 5(d)) the Company converted the outstanding balance of the advance royalty in the amount of $497,945 into 995,891 shares of common stock.

(b)

In November 2000, the Company signed a consulting agreement with a director ("the Consultant"). Under this agreement, the Company will pay the Consultant $200 per hour in exchange for a minimum of 24 hours per month consulting services as the Company's medical director. As part of the settlement of various amounts payable (Note 5(d)), consulting fees totalling $57,600 were converted into 76,800 shares of common stock during the year ended January 31, 2001.

(c)

During the year ended January 31, 2001, the Company moved to a new office and signed a new lease for its premises which expires in October 2005. Under the terms of the premises lease, the Company is required to pay its portion of property taxes, insurance and maintenance costs. The Company has also entered into various operating leases for office equipment expiring between 2001 and 2004.

	Minimum annual lease payments over the remaining terms of the leases are as follows:
		Office
Year ended January 31	Premises	Equipment	Total
2002	$201,360	$63,603	$264,963
2003	201,360	38,275	239,635
2004	201,360	14,792	216,152
2005	167,800	6,011	173,811
	$771,880	$122,681	$894,561
	Rent expense was $227,520 and $246,150 for the years ended January 31, 2001 and 2000, respectively.
Healthtrac, Inc.
Notes to the Financial Statements
January 31, 2001 and 2000
10.	Contingencies and Commitments - Continued
(d)

The Company is subject to various other investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. Each of these matters is subject to various uncertainties and it is possible that some of these matters may be resolved unfavourably to the Company. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

(e)

The Company entered into a financial rescue agreement with QTUH and BCBSM in March 2001. In exchange for the stockholders' commitment to provide resource support, management control and financing of the development of the S2001 Healthtrac software program, loan payments and day-to-day operational support, the Company agreed to convert all future expenses incurred by the stockholders on behalf of the Company into equity.